         THE INFORMATION IN THIS SUPPLEMENT AND THE ATTACHED PRELIMINARY
     PROSPECTUS SUPPLEMENT MAY BE AMENDED OR COMPLETED, DATED MARCH 16, 2005

SUPPLEMENT
(TO ACCOMPANY PRELIMINARY PROSPECTUS SUPPLEMENT DATED MARCH 4, 2005 TO
PROSPECTUS DATED MARCH 4, 2005)

                          $2,215,657,000 (APPROXIMATE)
                             (OFFERED CERTIFICATES)

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C17

                  WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.
                                   (DEPOSITOR)

         The following paragraph is hereby added as a new fourth paragraph under the heading "RISK FACTORS--Litigation May Have Adverse Effect on Borrowers" on
page S-90 of the attached preliminary prospectus supplement, dated March 4,
2005:

With respect to 2 mortgage loans (loan numbers 4 and 100), representing 2.9% of the mortgage pool (3.3% of loan group 1), the sponsor of both mortgage loans, and a tenant at the mortgaged property securing mortgage loan number 4 pursuant to a master lease, is Douglas Development Corporation, the principal of which is
Douglas Jemal. It has been reported that, in connection with the prosecution and guilty plea of the former director of the Washington, DC office of property management on bribery conspiracy charges involving leasing contracts, Douglas
Development Corporation and Douglas Jemal are being investigated by federal authorities. No charges have been filed against Douglas Development Corporation or Douglas Jemal and charges may never be filed. However, there can be no assurance that the investigation, or any actions taken in connection with the investigation, will not have a negative effect on the mortgaged properties, the ability of the tenant to make payments under the master lease or otherwise negatively affect the mortgaged properties or the mortgage loans. See
"DESCRIPTION OF THE MORTGAGE POOL--Twenty Largest Mortgage Loans--111
Massachusetts Avenue" in this prospectus supplement.

         In addition, the following sentences are hereby added as a new fifth and sixth sentence to the paragraph entitled "The Borrower" under the heading
"DESCRIPTION OF THE MORTGAGE POOL--Twenty Largest Mortgage Loans--111
Massachusetts Avenue" on page S-164 of the attached preliminary prospectus supplement, dated March 4, 2005:

Douglas Development Corporation and Mr. Jemal are reportedly under investigation by federal authorities. See "RISK FACTORS--Litigation May Have Adverse Effect on
Borrowers" in this prospectus supplement.

         All other portions of the preliminary prospectus supplement shall remain unchanged. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the preliminary prospectus supplement.

                          ----------------------------

                  THE DATE OF THIS SUPPLEMENT IS MARCH 16, 2005